Exhibit 99.1

Press Release

Contact: Tracy Egan
704.849.0860 x106

POKERTEK ANNOUNCES INVESTMENT BY ICP ELECTRONICS

Transaction strengthens long-term relationship and enhances ability to expand recurring revenue business

Matthews, NC – August 18, 2009: PokerTek, the industry pioneer and worldwide leader in automated poker tables, announced today that ICP Electronics will become a shareholder of the Company. Pursuant to the terms of the agreement, PokerTek will issue 565,000 shares of common stock to ICP valued at price of $0.85 per share as soon as practicable.

"We are pleased to further solidify our partnership with PokerTek," said Jordan Jiang, General Manager of ICP Electronics. "We have worked closely with PokerTek for several years and this investment allows us to participate in PokerTek’s upside potential as we continue to collaborate on development and production projects in the future."

Mark Roberson, PokerTek's Acting Chief Executive Officer and Chief Financial Officer commented, "ICP has been a valuable partner, providing state of the art electronic design and engineering services for our PokerPro product line and manufacturing our Heads-Up Challenge product.   We have been in discussions with ICP for quite some time about the potential to strengthen the bond between our two companies and I am pleased to have them as a shareholder.  This transaction further aligns our common interests with ICP and significantly enhances our ability to expand the new Heads-Up Challenge operator-direct program.”

The parties signed a Stock Purchase Agreement on August 13, 2009 and also agreed to two-year extended payment terms for additional Heads-Up Challenge product to be produced by ICP. The companies will also continue to collaborate on research and development projects and ICP will supply electronic components used in the PokerPro product line.

About ICP Electronics Inc.:

ICP , founded in 1997 and listed on the Taiwan stock exchange, is a global specialist providing Unique Electronic Manufacturing Services to worldwide customers. The UEMS program is a customer-centered solution comprising designing, engineering, SCM, manufacturing, and logistics.

About PokerTek:

PokerTek, Inc. (NASDAQ: PTEK), headquartered in Matthews, NC, develops and markets products for the gaming and amusement industries. PokerTek developed PokerPro automated poker tables and related software applications to increase revenue, reduce expenses and attract new players into poker rooms by offering interactive poker that is fast, fun and mistake-free. Heads-Up Challenge is a two-player table that allows bars and restaurant patrons to compete head-to-head in various games for amusement purposes, increases earnings for game operators and provides patrons unique and challenging on-site entertainment. Both products are installed worldwide. For more information, please visit the company's website at www.PokerTek.com or contact Tracy Egan at 704.849.0860 x106.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro systems by gaming properties and other customers and the expected acceptance of the PokerPro systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures and general economic conditions, and our financial condition. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.